Exhibit 4.3

Execution Version

WESTLAKE CHEMICAL CORPORATION AND THE SUBSIDIARY

GUARANTORS PARTY HERETO

6.50% Senior Notes due 2035

Fifth Supplemental Indenture

Dated as of December 2, 2010

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

-i-

SUPPLEMENTAL INDENTURE dated as of December 2, 2010 (this “Supplemental Indenture”), to the Indenture dated as of January 1, 2006 (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among WESTLAKE CHEMICAL CORPORATION, a Delaware corporation (the “Company”), each of the Subsidiary Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (as defined herein):

WHEREAS, the Company and the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) have entered into that certain Loan Agreement dated as of November 1, 2010 (the “Loan Agreement”) in connection with the issuance as of the date hereof of $65,000,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2010A-2 (IKE Zone) (the “IKE Zone Bonds”), under the Trust Indenture, dated as of November 1, 2010 (the “IKE Zone Indenture”), between the Authority and Wells Fargo Bank, National Association, as trustee (the “IKE Zone Trustee”);

WHEREAS, the Company and the Subsidiary Guarantors desire to issue the Notes to the trustee for the IKE Zone Bonds to evidence the Company’s payment obligations under the Loan Agreement

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of the Company’s debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in the Indenture provided (as defined therein, “Securities”);

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 6.50% Senior Notes due 2035, substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;.

WHEREAS, Section 2.01 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

Scope of Supplemental Indenture; General

The changes, modifications and supplements to the Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Indenture entitled “6.50% Senior Notes due 2035.” The Notes shall be in the form of Exhibit A hereto, which is hereby incorporated into this Supplemental Indenture by reference. The Notes shall be guaranteed by the Subsidiary Guarantors as provided in such form and the Indenture. If required, the Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes.

The obligation of the Company to make any payment of principal or premium, if any, on the Note, whether at maturity or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the IKE Zone Trustee the Payments (as such term is defined in the Loan Agreement) in respect of the principal or premium, if any, then due and payable on the IKE Zone Bonds. The Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on the Note pursuant to this Supplemental Indenture shall have been fully satisfied and discharged unless and until it shall have received a written notice from the IKE Zone Trustee, signed by an authorized officer of the IKE Zone Trustee and attested by the Secretary or an Assistant Secretary of the IKE Zone Trustee, stating that the payment of principal of, premium, if any, or interest on this Note has not been fully paid when due and specifying the amount of funds required to make such payment.

ARTICLE TWO

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Indenture. To the extent terms defined herein differ from the Indenture the terms defined herein will govern.

“2007 GO Zone Bonds” means $250,000,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2007 issued under the 2007 GO Zone Indenture.

“2007 GO Zone Indenture” means the Trust Indenture, dated as of November 1, 2007, between the Authority and The Bank of New York Trust Company, N.A., as trustee.

“2009A GO Zone Bonds” means $100,000,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2009A issued under the 2009A GO Zone Indenture.

“2009A GO Zone Indenture” means the Amended and Restated Indenture of Trust, dated as of July 2, 2010, between the Authority and The Bank of New York Mellon Trust Company, N.A., as trustee.

“2010A-1 GO Zone Bonds” means $89,000,000 aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Bonds (Westlake Chemical Corporation Projects), Series 2010A-1 (GO Zone) issued under the 2010A-1 GO Zone Indenture.

“2010A-1 GO Zone Indenture” means the Trust Indenture, dated as of November 1, 2010, between the Authority and Wells Fargo Bank, National Association, as trustee.

“Accounts Receivable Subsidiary” means any wholly-owned Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no substantial activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Company as an Accounts Receivables Subsidiary pursuant to an Officers’ Certificate delivered to the Trustee, (iii) no portion of Indebtedness or any other obligation (contingent or otherwise) of which is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, or subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (1) representations, warranties and covenants (or, any indemnity with respect to such representations, warranties and covenants) entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary or (2) any Guarantee of any such accounts receivable financing by the Company or any Restricted Subsidiary that is permitted to be incurred pursuant to Section 4.09 and Section 4.11, (iv) with which neither the Company nor any Restricted Subsidiary has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements and understandings entered into in the ordinary course of business in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable in accordance with Section 4.19 and fees payable in the ordinary course of business in connection with servicing accounts receivable and (v) with respect to which neither the Company nor any Restricted Subsidiary has any obligation (a) to subscribe for additional Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable to such Accounts Receivable Subsidiary in accordance with Section 4.19 or (b) to maintain or preserve the solvency, any balance sheet term, financial condition, level of income or results of operations thereof.

“Acquired Disqualified Stock” means, with respect to any specified Person, Disqualified Stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Disqualified Stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Acquired Preferred Stock” means, with respect to any specified Person, preferred stock of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such preferred stock is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

“Affected Covenants” has the meaning set forth in Section 4.08.

“Affiliate Transaction” has the meaning set forth in Section 4.14.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (other than the creation of a Lien) of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Article Five and not by the provisions of Section 4.12; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale by the Company or any Restricted Subsidiary of Equity Interests in any of its Subsidiaries or Joint Ventures.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $25.0 million;

(2) a transfer of assets between or among the Company and/or its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

(4) the sale or lease of products, services, accounts receivable, rolling stock, barges, pipeline capacity or chemical products in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5) a sale (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable and/or related assets to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

(6) the sale or other disposition of cash or Cash Equivalents; or

(7) a Restricted Payment that does not violate Section 4.09 or any Investment.

“Asset Sale Offer” has the meaning set forth in Section 4.12(c).

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authority” has the meaning provided in the Recitals.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within nine months after the date of acquisition;

(5) investments in any U.S. dollar denominated money market fund as defined by Rule 2a-7 under the Investment Company Act of 1940;

(6) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (2) and (3) above (without regard to the limitation on maturity contained in such clause) and entered into with a financial institution satisfying the criteria described in clause (3) above;

(7) marketable direct obligations issued by any U.S. corporation, state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of no lower than single A from either S&P or Moody’s;

(8) auction rate preferred stocks, whether taxable, tax-exempt or DRD, issued by a domestic or foreign corporation, a domestic or foreign bank, or closed-end municipal or taxable bond fund, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment, available for sale, at the time of acquisition, having a rating of no lower than triple A from either S&P or Moody’s;

(9) floating rate, variable rate and auction rate bonds, whether taxable or tax-exempt, issued by municipalities, states, state agencies, political subdivision of states or any public instrumentality thereof, that reset periodically through a modified “Dutch” auction, the frequency of auctions of which allows for classification as short term investment available for sale thereof and, at the time of acquisition, having a rating of no lower than triple A from either S&P or Moody’s; and

(10) investments in bond funds which are triple A rated by either S&P or Moody’s which maintain a dollar weighted average portfolio maturity or not more than three years and a dollar weighted average duration not exceeding two years.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, other than in any transaction that complies with clause (4) below;

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

“Change of Control Offer” means an offer made by the Borrower Designee (as defined in the IKE Zone Indenture) upon a Change of Control to purchase all or any part (which shall be in an amount equal to an Authorized Denomination) of a Holder’s Notes for a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased. A payment under a Change of Control Offer shall be deemed to have been made to the extent that the Borrower Designee has made a corresponding payment under a Change of Control Offer for the IKE Zone Bonds.

“Company” has the meaning provided in the Preamble.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or other asset disposition, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) any non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity to the extent such losses were deducted in computing such Consolidated Net Income; plus

(3) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period (including any provision for taxes on the Net Income of any Joint Venture that is a pass-through entity for federal income tax purposes, to the extent such taxes are paid or payable by such Person or any of its Restricted Subsidiaries, provided, however, that such provision for taxes shall only be equal to such Person’s proportional share in the Joint Venture), to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(4) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period but including any unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing Consolidated Net Income) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(6) other non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be distributed as a dividend to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; and

(3) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Net Tangible Assets” of any Person means the aggregate amount of assets of such Person (less applicable reserves and other properly deductible items) after deducting therefrom (to the extent otherwise included therein) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the books and records of the Person and its Restricted Subsidiaries on a consolidated basis and in accordance with GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Stock of such Person.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected or appointed to such Board of Directors with the approval of, or whose nomination for election by the stockholders was approved by, a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, appointment or election.

“Credit Agreement” means the senior secured revolving credit agreement among the Company, the guarantors named therein, Bank of America, N.A., Banc of America Securities LLC and the lenders named therein providing for a revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement and any Receivable Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to Accounts Receivable Subsidiaries) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, whether or not with the same lenders or agents.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.09. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Supplemental Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Assets” means plants, property and equipment of a Domestic Subsidiary.

“Domestic Investment” has the meaning set forth in Section 4.09(b).

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning set forth in Section 6.01.

“Excess Proceeds” has the meaning set forth in Section 4.12(c).

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Supplemental Indenture, including all reimbursement obligations with respect to letters of credit outstanding as of that date, in each case until such amounts are repaid.

“Fair Market Value” means the price that could be negotiated in an arm’s-length transaction between a willing buyer and a willing seller not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Supplemental Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months); and

(7) interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio may be added on a pro forma basis to net income for such period.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

However, interest payments on Indebtedness of a Joint Venture shall, in each case, not be deemed Fixed Charges of the Company or any Restricted Subsidiary as of any date of determination when such Indebtedness is not considered Indebtedness of the Company or any Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“General Partner” means a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries that has no assets and conducts no operations other than its ownership of a general partnership interest in a Joint Venture.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements (other than with respect to the obligations of a Joint Venture, solely by virtue of a Restricted Subsidiary being the General Partner of such Joint Venture if, as of the date of determination, no payment on such Indebtedness has been made by such General Partner of such Joint Venture and such arrangement would not be classified and accounted for, in accordance with GAAP, as a liability on a consolidated balance sheet of the Company), or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, currency values or commodity prices.

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“IKE Zone Bonds” has the meaning provided in the Recitals.

“IKE Zone Indenture” has the meaning provided in the Recitals.

“IKE Zone Trustee” has the meaning provided in the Recitals.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5) representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) (other than a Limited Recourse Stock Pledge) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

“Indenture” has the meaning provided in the Preamble.

“Investment Grade” means a rating of (i) Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency) and (ii) the equivalent investment grade credit rating from another “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act (including, for the avoidance of doubt, S&P if the agency referred to in clause (i) is Moody’s, or vice versa).

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commissions, loans, fees, compensation and advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. “Investment” excludes trade credit and accounts receivable in the ordinary course of business and reimbursement obligations in respect of letters of credit and tender, bid, performance, government contract, surety and appeal bonds, in each case solely with respect to obligations of the Company or any of its Restricted Subsidiaries. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.09(c). The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.09(c). Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Joint Venture” means any joint venture between the Company and/or any Restricted Subsidiary and any other Person, if such joint venture is owned 50% or less by the Company and/or any of its Restricted Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Limited Recourse Stock Pledge” means the pledge of Equity Interests in any Joint Venture or any Unrestricted Subsidiary to secure Non-Recourse Debt of such Joint Venture or Unrestricted Subsidiary, which pledge is made by a Restricted Subsidiary of the Company, the activities of which are limited to making and managing Investments, and owning Equity Interests, in such Joint Venture or Unrestricted Subsidiary, but only for so long as its activities are so limited.

“Loan Agreement” has the meaning provided in the Recitals.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss realized in connection with: (a) any Asset Sale or any disposition pursuant to a sale and leaseback transaction; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2) any extraordinary gain or loss or revenue or expense, together with any related provision for taxes on such extraordinary gain or loss or revenue or expense.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be paid to Holders of minority interests in Restricted Subsidiaries or Joint Ventures as a result of such Asset Sale, (4) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, or which must by the terms of such Lien or by applicable law be repaid out of the proceeds of such Asset Sale, (5) all payments made with respect to liabilities directly associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and (6) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the Holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any Holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than the Equity Interests of a Joint Venture that is not a Restricted Subsidiary or of an Unrestricted Subsidiary pledged by the Company or any of its Restricted Subsidiaries as a Limited Recourse Stock Pledge.

“Notes” has the meaning provided in the Recitals.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means, in the case of the Notes, any senior Indebtedness of the Company and, in the case of the Guarantees, any senior Indebtedness of the Subsidiary Guarantor thereof, including, in each case, the Public Notes and Indebtedness and other Obligations outstanding under a Credit Facility.

“Paying Agent” means the Trustee or any successor paying agent.

“Payment Default” has the meaning set forth in Section 6.01(5)(A).

“Permitted Business” means the petrochemical, chemicals, and vinyls or plastic fabrications business and any other businesses related, incidental, complementary or ancillary thereto.

“Permitted Debt” has the meaning set forth in Section 4.11(b).

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(5) any acquisition of assets or Capital Stock solely in exchange for the, or out of the net cash proceeds of a substantially concurrent (but no longer than 45 days) issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in settlement, compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(9) Investments in an Accounts Receivable Subsidiary that, as conclusively determined by the Board of Directors of the Company, are necessary or advisable to effect a Receivables Facility;

(10) Limited Recourse Stock Pledges;

(11) additional Investments in a Subsidiary of the Company holding an interest in Suzhou Huasu Plastics Co. Ltd. in an aggregate amount not to exceed $40 million in the aggregate outstanding at any time (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (11) as a result of the repayment or other disposition thereof in an amount not to exceed the amount of such Investments previously made pursuant to this clause (11));

(12) repurchases of the Notes and the Public Notes, and repurchases of any senior notes issued after the date of this Supplemental Indenture by the Company under the Indenture relating to tax-exempt bonds issued after the date of this Supplemental Indenture for the benefit of the Company, the principal or purchase price of, premium, if any, and interest of which the Company is contractually obligated to pay;

(13) Investments in Joint Ventures or any Persons that, as a result of such an Investment, become Joint Ventures;

(14) repurchases of the 2007 GO Zone Bonds, the 2009A GO Zone Bonds, the 2010A-1 GO Zone Bonds and the IKE Zone Bonds, and repurchases of any other tax-exempt bonds issued after the date of this Supplemental Indenture for the benefit of the Company, the principal or purchase price of, premium, if any, and interest of which the Company is contractually obligated to pay; and

(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of (i) $50.0 million and (ii) 5% of the Consolidated Net Tangible Assets of the Company (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (15) as a result of the repayment or other disposition thereof, upon designation of an Unrestricted Subsidiary, the fair market value of such Subsidiary to the extent the Investment in such Subsidiary was made pursuant to this clause (15), in an amount not to exceed the amount of such Investments previously made pursuant to this clause (15)).

“Permitted Liens” means:

(1) Liens securing Hedging Obligations related to Indebtedness permitted to be incurred by the terms of the Indenture;

(2) Liens in favor of the Company or any Subsidiary Guarantor;

(3) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary or that becomes a Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to, and not incurred in contemplation of, such acquisition;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.11(b)(4) covering only the assets acquired with or financed by such Indebtedness (including during any period Section 4.11 is suspended, as though such Section 4.11 was still in effect);

(6) Liens existing on the date of this Supplemental Indenture;

(7) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(8) Liens created for the benefit of (or to secure) the Notes (or Guarantees of the Notes);

(9) Liens securing reimbursement obligations with respect to commercial letters of credit obtained in the ordinary course of business, consistent with past practices, which encumber documents and other property or assets relating to such letters of credit and products and proceeds thereof;

(10) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(b) of the Internal Revenue Code, including, without limitation, liens as a cash collateral account securing existing reimbursement obligations with respect to a letter of credit issued pursuant thereto;

(11) customary Liens for the fees, costs and expenses of trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or escrow arrangement;

(12) Liens on assets of the Company or any Restricted Subsidiary arising as a result of a sale and leaseback transaction with respect to such assets; provided that the proceeds from such sale and leaseback transaction are applied to the repayment of Indebtedness or acquisition of assets or the making of capital expenditures pursuant to Section 4.12;

(13) Liens on accounts receivable and related property deemed to arise in connection with any Receivables Facility;

(14) the interest of a lessor or licensor under an operating lease or license under which the Company or any of its Restricted Subsidiaries are lessee, sublessee, or licensee, including protective financing statement filings;

(15) Limited Recourse Stock Pledges;

(16) Liens encumbering customary initial deposits and margin deposits, netting provisions and setoff rights, in each case securing Indebtedness under Hedging Obligations;

(17) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness incurred pursuant to clause (1) and (12) of the definition of Permitted Debt (including during any period Section 4.11 is suspended, as though such Section 4.11 was still in effect);

(19) Liens securing senior Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at the time of incurrence thereof not to exceed 10% of Tangible Assets;

(20) Liens on cash used to make a defeasance of Indebtedness permitted by the agreements governing such Indebtedness;

(21) Liens securing Indebtedness of Foreign Subsidiaries; and

(22) Liens with respect to obligations that do not exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or initial accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount outstanding, or in the case of a revolving line of credit, available (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the related Guarantees, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes or the Guarantees, as applicable, on subordination terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Principals” means the descendants of T.T. Chao, including by adoption, and the spouses of any such individuals.

“Public Equity Offering” means any underwritten public equity offering of common stock of the Company yielding gross proceeds to the issuer (from sources other than a Subsidiary of the Company) of at least $25.0 million.

“Public Notes” means the $250,000,000 aggregate principal amount of the Company’s 6-5/8% Senior Notes due 2016 issued under the Indenture, as supplemented by the First Supplemental Indenture dated as of January 13, 2006, the $250,000,000 aggregate principal amount of the Company’s 6-3/4% Senior Notes due 2032 issued under the Indenture, as supplemented by the Second Supplemental Indenture dated as of November 1, 2007, the $100,000,000 aggregate principal amount of the Company’s 6.50% Senior Notes due 2029 issued under the Indenture, as supplemented by the Third Supplemental Indenture dated as of July 2, 2010, and the $89,000,000 aggregate principal amount of the Company’s 6.50% Senior Notes due 2035 issued under the Indenture, as supplemented by the Fourth Supplemental Indenture dated as of December 2, 2010.

“Receivables Facilities” means one or more receivables financing facilities or arrangements, as amended from time to time, pursuant to which the Company or any of its Restricted Subsidiaries sells (including a sale in exchange for a promissory note of or Equity Interest in an Accounts Receivable Subsidiary) its accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case to an Accounts Receivable Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not the Company or a Restricted Subsidiary in connection with, any Receivables Facility.

“Registrar” means The Bank of New York Mellon Trust Company, N.A., or any successor registrar of the Notes.

“Related Party” means:

(1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(2) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (1).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning set forth in Section 4.09(a).

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person which is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantors” means:

(1) each of the Subsidiaries of the Company listed on Schedule A to this Supplemental Indenture; and

(2) any other Subsidiary that executes a Guarantee in accordance with the provisions of this Supplemental Indenture;

and their respective successors and assigns; provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Guarantee is released in accordance with the terms of this Supplemental Indenture.

“Successor” has the meaning set forth in Section 5.01.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Tangible Assets” means the total consolidated assets, less goodwill and intangibles, of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP at the end of the most recent fiscal quarter for which financial statements are available in accordance with Section 4.21.

“Term Loan Facilities” means one or more facilities that make available term loan borrowings.

“Total Assets” means, as of any determination date, the total assets of the Company and its consolidated Subsidiaries, as determined in accordance with GAAP at the end of the most recent fiscal quarter for which financial statements are available in accordance with Section 4.21.

“Trustee” has the meaning provided in the Preamble.

“Unrestricted Subsidiary” means (i) any Accounts Receivable Subsidiary, (ii) unless and until designated a Restricted Subsidiary in accordance with the terms of this Supplemental Indenture, Westlake Trinidad Unlimited, Westlake International Investments Corporation, Westlake International Services Corporation, Suzhou Huasu Plastics Co., Ltd., Westech Building Products ULC, Westlake International Holdings C.V., Westlake International LLC, Westlake International Holdings Coöperatief U.A., Westlake International I B.V. and Westlake International II B.V., (iii) any Subsidiary of an Unrestricted Subsidiary and (iv) any other Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.09. If, at any time, any Unrestricted Subsidiary designated after the date of the Indenture would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.11, the Company will be in default of such Section 4.11. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.11, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation. In the case of any designation by the Company of a Person as an Unrestricted Subsidiary on the first day that such Person is a Subsidiary of the Company in accordance with the terms of the Indenture, such designation shall be deemed to have occurred for all purposes of this Supplemental Indenture simultaneously with, and automatically upon, such Person becoming a Subsidiary of the Company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

ARTICLE THREE

Redemption

The following covenants are added to the Indenture for the benefit of Holders of the Notes:

Section 3.12. Redemption Based on Article III of the IKE Zone Indenture.

Except as otherwise provided herein, the Notes shall not be redeemable at the option of the Company; provided, however, that in the event of a redemption of IKE Zone Bonds under Article III of the IKE Zone Indenture and as reflected in the IKE Zone Bonds set forth in Exhibit A thereto and upon written notice thereof from the IKE Zone Trustee to the Trustee, the Company shall redeem Notes equal in principal amount to the IKE Zone Bonds to be redeemed at a Redemption Price equal to the redemption price of the IKE Zone Bonds to be redeemed, plus accrued interest to the redemption date.

ARTICLE FOUR

Covenants

The following covenants are added to the Indenture for the benefit of Holders of the Notes:

Section 4.08. Covenant Suspension.

During any period of time that (i) the IKE Zone Bonds are rated Investment Grade and (ii) no Default or Event of Default under this Supplemental Indenture shall have occurred and be continuing, upon written notice from the Company to the Trustee that the conditions set forth in (i) and (ii) above are satisfied, the Company and its Restricted Subsidiaries shall no longer be subject to the following sections:

•	Section 4.09,

•	Section 4.10,

•	Section 4.11,

•	Section 4.12,

•	Section 4.15, and

•	clause (4) of Section 5.01(a) (collectively, the “Affected Covenants”).

In the event that the Company and its Restricted Subsidiaries are not subject to the Affected Covenants for any period of time as a result of the preceding sentence and, subsequently, the IKE Zone Bonds are not rated Investment Grade, then the Company and its Restricted Subsidiaries will thereafter be subject to the Affected Covenants and compliance with respect to Restricted Payments made after the time of a rating withdrawal or downgrade will be calculated in accordance with the provisions of Section 4.09 as if such covenant had been in effect since the date of execution of this Supplemental Indenture.

Section 4.09. Restricted Payments.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect Holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or any Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at or after the Stated Maturity of such interest or principal; or

(4) make any Restricted Investment in an Unrestricted Subsidiary

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.11; and

(iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Supplemental Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (9), (10), (11), (12) and (13) of Section 4.09(b)), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from October 1, 2003 to the end of the Company’s most recently ended fiscal quarter for which financial statements are available in accordance with Section 4.21 at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b) 100% of the aggregate proceeds (including the Fair Market Value of any non-cash consideration) received by the Company since October 1, 2003 as a contribution to its common equity capital or by the Company or any of its Restricted Subsidiaries from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company or any of its Restricted Subsidiaries that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) to the extent that any Restricted Investment that was made after October 1, 2003 is sold for cash or otherwise liquidated, repaid for cash or otherwise reduced, including by way of dividend, on or before January 13, 2006 (or in the case of any Restricted Investment in any Unrestricted Subsidiary so designated after January 13, 2006, so sold, liquidated, repaid or otherwise reduced on or after January 13, 2006), the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) to the extent that any Unrestricted Subsidiary of the Company designated as such after January 13, 2006 is redesignated as a Restricted Subsidiary, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, plus

(e) 50% of the net reduction in Investments in Unrestricted Subsidiaries designated as such January 13, 2006 or Joint Ventures resulting from any dividends, repayment of loans or other transfer of assets received by the Company or a Restricted Subsidiary of the Company after October 1, 2003 from any such Unrestricted Subsidiary or a Joint Venture, to the extent that such dividends, repayments or transfers were not otherwise included in Consolidated Net Income of the Company for such period.

(b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Supplemental Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the Company or another Restricted Subsidiary, or the purchase, redemption, or other acquisition or retirement of any Equity Interests in a Restricted Subsidiary held by the Company or another Restricted Subsidiary;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar plan or agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (i) 0.2% of Consolidated Net Tangible Assets and (ii) $5.0 million in any twelve-month period;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7) the declaration and payment of dividends to Holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Supplemental Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.11;

(8) distributions or payments of Receivables Fees;

(9) the repurchase of any Indebtedness of the Company or any Subsidiary Guarantor that is contractually subordinated to the Notes or to any Guarantee at a purchase price not greater than 101% of the principal amount thereof in the event of (x) a Change of Control pursuant to a provision no more favorable to the holders thereof than the provision described in Section 4.13 or (y) an Asset Sale (pursuant to a provision no more favorable to the Holders thereof than the provision described in Section 4.12); provided that in each case, prior to such repurchase the Company has made a Change of Control Offer or Asset Sale Offer, as applicable, and repurchased all Notes that were validly tendered for payment in connection with such Change of Control Offer or Asset Sale Offer;

(10) the payment of dividends on common stock of the Company at a rate not to exceed $0.20 per share per quarter (such amount to be appropriately adjusted to reflect any stock split, reverse split, stock dividend or similar transaction made after the date of execution of this Supplemental Indenture so that the aggregate amount of dividends payable after such transaction is the same as the amount payable prior to such transaction);

(11) dividends or distributions on account of the Equity Interests of a Restricted Subsidiary made to its equityholders on either a pro rata basis or on a basis more favorable to either the Company or a Restricted Subsidiary of the Company;

(12) Investments in Unrestricted Subsidiaries; provided that, to the extent such Investment consists of the direct or indirect transfer or contribution of Domestic Assets (including, without limitation, (i) due to the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Supplemental Indenture and (ii) the transfer of equity in a Restricted Subsidiary to the extent it and its Restricted Subsidiaries own Domestic Assets) (a “Domestic Investment”), the aggregate Fair Market Value at the time of Investment of all such Domestic Investments outstanding at any one time permitted by this clause (12) shall not exceed 10% of Total Assets (after giving effect to any dividends, return of capital and subsequent reduction in the amount of any Investments made pursuant to this clause (12) as a result of the repayment or other disposition thereof, or upon designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary to the extent the Investment in such Subsidiary was made pursuant to this clause (12), in an amount not to exceed the amount of such Investments previously made pursuant to this clause (12)); and

(13) other Restricted Payments in an aggregate amount not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million outstanding at any time.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities of $50.0 million or greater that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the Trustee.

(d) For purposes of this section, “substantially concurrent” shall be deemed to mean within at least 45 days.

Section 4.10. Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Supplemental Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Supplemental Indenture;

(2) this Supplemental Indenture, the Notes and the related Guarantees;

(3) applicable law, rule, regulation or order;

(4) any agreement or instrument governing Indebtedness or Capital Stock of a Person as in effect at the time of the acquisition by the Company or any of its Restricted Subsidiaries of such Person or the properties or assets of such Person (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Supplemental Indenture to be incurred;

(5) customary non-assignment provisions in contracts and leases entered into in the ordinary course of business;

(6) construction loans and purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property constructed, purchased or leased of the nature described in Section 4.11(b)(4);

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.15 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under Section 4.11;

(11) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

(12) any agreement or instrument governing Indebtedness permitted to be incurred under this Supplemental Indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in this Supplemental Indenture, taken as a whole; and

(13) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

(c) For purposes of determining compliance with this Section 4.10, in the event that a restriction meets the criteria of more than one of the categories of permitted restrictions described in clauses (1) through (13) above, the Company will be permitted to classify such restriction on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.10.

Section 4.11. Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available in accordance with Section 4.21 would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom and, in the case of Acquired Debt, giving pro forma effect to the applicable transaction related thereto), as if the additional Indebtedness had been incurred (and such transaction had occurred) or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) Section 4.11(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any Restricted Subsidiary of Indebtedness and letters of credit under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of (i) 30.0% of Consolidated Net Tangible Assets or (ii) $600.0 million;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Notes and the related Guarantees to be issued pursuant to this Supplemental Indenture;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used or usable in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (i) 1.0% of Consolidated Net Tangible Assets and (ii) $20.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, refinance, renew, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Supplemental Indenture to be incurred under Section 4.11(a) or clause (2), (3), (4), (5), (16) or (17) of this Section 4.11(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Guarantee, in the case of a Subsidiary Guarantor; and

(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.11; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims; self-insurance or similar obligations; the financing of insurance premiums; bankers’ acceptances; performance, appeal, bid completion, guarantee and surety bonds; or similar requirements (and, in all cases, letters of credit in respect thereof) in the ordinary course of business;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12) the incurrence by Foreign Subsidiaries of Indebtedness in an aggregate principal amount at any time outstanding pursuant to this clause (12), including all Permitted Refinancing Indebtedness incurred to refund, refinance, defease, renew, extend or replace Indebtedness incurred pursuant to this clause (12), not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million;

(13) the incurrence by the Company or a Restricted Subsidiary of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(14) the incurrence by the Company or a Restricted Subsidiary of Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(15) the incurrence by the Company of Indebtedness to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which assets are subsequently conveyed by the Company in connection with a Receivable Facility; and

(16) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, refund, refinance, renew, defease or replace any Indebtedness incurred pursuant to this clause (16), and the issuance by the Company of any Disqualified Stock and by any Restricted Subsidiary of any additional preferred stock, not to exceed the greater of (i) 5.0% of Consolidated Net Tangible Assets and (ii) $100.0 million; and

(17) the incurrence or issuance, as the case may be, by the Company or any Restricted Subsidiary of Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock; provided that immediately after giving effect to such incurrence or issuance, as the case may be, (i) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which financial statements are available in accordance with Section 1.13 preceding the date of such incurrence or issuance, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if such Acquired Debt, Acquired Preferred Stock or Acquired Disqualified Stock had been incurred or issued at the beginning of such four-quarter period, would be (x) at least 2.0 to 1 or (y) equal to or greater than it would have been immediately preceding such incurrence or (ii) the Consolidated Net Worth of the Company would be greater than the Consolidated Net Worth of the Company immediately prior to such transaction.

(c) The Company shall not incur, and shall not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Pari Passu Indebtedness of the Company or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d) For purposes of determining compliance with this Section 4.11, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) of Section 4.11(b), or is entitled to be incurred pursuant to Section 4.11(a), the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.11. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Supplemental Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.11; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.11, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.11 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.12. Asset Sales.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (as determined by the Company’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the Trustee as to Asset Sales having a Fair Market Value of $50.0 million or greater) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents, publicly traded equity securities of a Person with a market capitalization (not held by Affiliates of such Person) of at least $500 million or a controlling interest in, or long-term assets used or useful in, a business engaged in a Permitted Business. For purposes of this provision, each of the following will also be deemed to be cash:

(A) any liabilities, as shown on its most recent balance sheet, of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted or monetized by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion or monetization; and

(C) any Capital Stock or assets of the kind referred to in clause (2) or (4) of Section 4.12(b).

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply those Net Proceeds, at its option, to any one or more of the following:

(1) to repay Indebtedness and other Obligations of the Company and its Restricted Subsidiaries;

(2) to acquire all or substantially all of the assets of, or any Capital Stock of, any Person or division conducting a Permitted Business, if, in the case of any such acquisition of Capital Stock and after giving effect thereto, such Person will be a Restricted Subsidiary of the Company (or enter into a binding commitment for any such acquisition); provided that such binding commitment shall be treated as a permitted application of Net Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such acquisition is consummated and (y) the 180th day following the expiration of the aforementioned 360-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day and the Company or such Restricted Subsidiary shall not have applied such Net Proceeds pursuant to clause (1), (3) or (4) of this Section 4.12(b) on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds;

(3) to make a capital expenditure; or

(4) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided, however, that to the extent that the Asset Sale consists, directly or indirectly, of Domestic Assets, in order to qualify under any of the foregoing clauses (1) through (4) of this Section 4.12(b), the Company must apply such proceeds to acquire additional Domestic Assets, acquire assets located in the United States or a Person described in Section 4.12(b)(2) which will become a Domestic Subsidiary at the time it becomes a Restricted Subsidiary pursuant thereto, make domestic capital expenditures or repay Indebtedness that is an obligation of the Company or a Subsidiary Guarantor.

(c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Supplemental Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12(b) will constitute “Excess Proceeds.” On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an Asset Sale Offer to all Holders of the IKE Zone Bonds and to all holders of other Pari Passu Indebtedness (collectively, an “Asset Sale Offer”) in respect of which an offer to purchase is also required to purchase the maximum principal amount of IKE Zone Bonds and such other Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Supplemental Indenture. If the aggregate principal amount of IKE Zone Bonds and other Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the IKE Zone Bonds and such other Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d) To the extent that the provisions of any securities laws or regulations conflict with the Change of Control or Asset Sale provisions of this Supplemental Indenture, the Company shall comply with the applicable securities laws and regulations and the Company will not be deemed to have breached its obligations under the Change of Control or Asset Sale provisions of this Supplemental Indenture by virtue of such conflict.

(e) Notwithstanding the provisions described in Sections 4.12(a), (b), (c) and (d) (other than the proviso to Section 4.12(b)), the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions if (i) at least 80% of the consideration for such Asset Sale is in the form of assets used or useful in a Permitted Business and (ii) such Asset Sale is for at least Fair Market Value.

Section 4.13. Change of Control. In the event of a Change of Control, the Company shall promptly provide written notice to the Trustee. Additionally, in respect of a Change of Control, the IKE Zone Indenture shall provide as follows (capitalized terms used herein have the meanings set forth in the IKE Zone Indenture):

“(a) If a Change of Control occurs, each Bondholder shall have the right to require the Borrower, who may designate a third party for this purpose (in either case, the “Borrower Designee”), to repurchase all or any part (which shall be in an amount equal to an Authorized Denomination) of that Bondholder’s Bonds pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Borrower Designee will offer a payment in cash equal to 101% of the aggregate principal amount of Bonds repurchased plus accrued and unpaid interest on the Bonds repurchased, to the date of purchase, subject to the rights of Bondholders on the relevant record date to receive interest due on the relevant Interest Payment Date (such payment, a “Change of Control Payment”). Within thirty (30) days following any Change of Control, at the direction of the Borrower Designee which shall be provided five (5) days prior to the mailing of the notice, the Trustee will mail a notice to each Bondholder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Bonds on the date specified in the notice (such date, the “Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(b) On the Change of Control Payment Date, the Borrower Designee shall, to the extent lawful:

(i) accept for payment all Bonds or portions of Bonds properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Bonds or portions of Bonds properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Bonds properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Bonds or portions of Bonds being purchased by the Borrower Designee.

(c) The Paying Agent shall promptly pay to each Bondholder of Bonds properly tendered the Change of Control Payment for such Bonds, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Bondholder a new Bond equal in principal amount to any unpurchased portion of the Bonds surrendered, if any; provided that each new Bond will be in a principal amount equal to an Authorized Denomination.

(d) Section (a) and Section (b) will be applicable whether or not any other provisions of this Indenture are applicable to the transaction.

(e) The Borrower Designee shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Borrower Designee and purchases all Bonds properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to this Indenture as described in Section 3.4(f) unless and until there is a default in payment of the applicable Redemption Price.”

Section 4.14. Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and such Affiliate Transaction been approved by a majority of the members of the Board of Directors; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, (i) a Board Resolution certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors, if any, or if there are no such disinterested members, then (ii)(x) an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing or (y) with respect to assets classified, in accordance with GAAP, as property, plant or equipment, a written appraisal from a nationally recognized appraiser showing the assets have a Fair Market Value of not less than the consideration paid (provided that if the Fair Market Value determined by such appraiser is a range of values or otherwise inexact, the Board of Directors shall determine the exact Fair Market Value within such range).

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.14(a):

(1) any fees, compensation and other payments paid to any officer or employee pursuant to any employment agreement, employee or director benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate the provisions of Section 4.09;

(7) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;

(8) sales (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) of accounts receivable, related assets and the provision of billing, collection and other services in connection therewith, in each case, to an Accounts Receivable Subsidiary in connection with any Receivables Facility;

(9) transactions pursuant to any contract or agreement in effect on the Issue Date, as the same may be amended, modified, extended or replaced from time to time, so long as any such contract or agreement as so amended, modified, extended or replaced is, taken as a whole, not materially less favorable to the Company and its Restricted Subsidiaries than under those agreements in effect on the Issue Date;

(10) any transaction or series of transactions between the Company or any Restricted Subsidiary and any of their Joint Ventures or any Unrestricted Subsidiary, provided that (a) such Affiliate Transaction complies with clause (1) of the initial paragraph above, and (b) with respect to any such Affiliate Transaction involving aggregate consideration in excess of the greater of (i) 0.5% of Consolidated Net Tangible Assets and (ii) $10.0 million, such Affiliate Transaction has been approved by the Board of Directors;

(11) transactions between the Company or its Restricted Subsidiaries and any Person who becomes an Unrestricted Subsidiary or Joint Venture pursuant to agreements entered into before, and not in contemplation of, the consummation of any such transaction;

(12) Permitted Investments;

(13) transactions entered into by a Person prior to the time such Person becomes a Subsidiary or is merged or consolidated into the Company or a Subsidiary (provided such transaction is not entered into in contemplation of such event); and

(14) transactions with any customer, client, supplier, distributor or any other purchaser or seller of goods or services (including, without limitation, with any Unrestricted Subsidiary), in each case in the ordinary course of business and otherwise in compliance with the terms of this Supplemental Indenture, which when taken together with other transactions with the same Person are, in the reasonable determination of the Board of Directors or senior management of the Company, fair to the Company and its Restricted Subsidiaries or on terms not less favorable than might have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an Affiliate.

Section 4.15. Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, except Permitted Liens, to secure Indebtedness of any kind on any asset now owned or hereafter acquired, unless all payments due under this Supplemental Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured (or, if such obligations are subordinated by their terms to the Notes or the related Guarantees, prior to the obligations so secured) until such time as such obligations are no longer secured by a Lien.

Section 4.16. Additional Guarantees.

If, after the date of this Supplemental Indenture, any Domestic Subsidiary of the Company that is not already a Subsidiary Guarantor (including, without limitation, any Domestic Subsidiary acquired or created after the date of this Supplemental Indenture) guarantees any other Indebtedness in excess of $5 million of either of the Company or a Subsidiary Guarantor, then in either case that Subsidiary will become a Subsidiary Guarantor by executing a supplemental indenture and delivering it to the Trustee within 15 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be. Notwithstanding the preceding, any guarantee of a Domestic Subsidiary that was incurred pursuant to this Section 4.16 as a result of a guarantee of any other Indebtedness in excess of $5 million shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Domestic Subsidiary’s Guarantee, except a discharge or release by, or as a result of payment under, such Guarantee.

Section 4.17. Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and, to the extent not otherwise permitted by Section 4.09(b) or under one or more clauses of the definition of Permitted Investments, as determined by the Company, will reduce the amount available for Restricted Payments under Section 4.09. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. If a Restricted Subsidiary that is a Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of this covenant, such Guarantee will be released.

Section 4.18. Sale and Leaseback Transactions.

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1) the Company or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.11(a) and (b) incurred a Lien to secure such Indebtedness pursuant to Section 4.15;

(2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

(3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12.

Section 4.19. Accounts Receivable Facilities.

Notwithstanding any other provisions of the Indenture relating to the Notes, the Company or any of its Restricted Subsidiaries may sell (including a sale in exchange for a promissory note of or Equity Interest in such Accounts Receivable Subsidiary) at any time and from time to time, accounts receivable and related assets to any Accounts Receivable Subsidiary; provided that the aggregate consideration received in each such sale is at least equal to the aggregate Fair Market Value of the receivables sold.

Section 4.20. Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Supplemental Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.21. Other Reports

(a) The Company will file with the SEC (unless the SEC will not accept such a filing):

(1) all quarterly and annual reports required to be filed with the SEC on Forms 10-Q and 10-K; and

(2) all current reports required to be filed with the SEC on Form 8-K,

for public availability within the time periods specified in the rules and regulations applicable to such reports.

(b) If, at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.21(a) with the SEC within the time periods specified in Section 4.21(a) unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in Section 4.21(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

ARTICLE FIVE

Successors

Section 5.01 of the Indenture is replaced in its entirety with the following:

Section 5.01. Limitations on Mergers, Consolidations and Sales of Assets.

(a) The Company shall not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (x) the Company is the surviving or continuing Person; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.11(a), (ii) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction or (iii) have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction.

(b) In addition, Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

(c) This Article Five will not apply to:

(A) a merger or consolidation of the Company with an Affiliate for the purpose of reincorporating or reorganizing Company in another jurisdiction;

(B) a merger or consolidation of the Company with a Wholly-Owned Restricted Subsidiary; provided that, in connection with any such merger or consolidation, no consideration, other than Equity Interests (other than Disqualified Stock) in the surviving or continuing Person or Company, shall be issued or distributed to the holders of Equity Interests of the Company; and

(C) any sale, transfer, assignment, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries.

ARTICLE SIX

Defaults and Remedies

Section 6.01. Events of Default.

The Events of Default in Section 6.01 of the Indenture are replaced with the following, which upon written notice from the IKE Zone Trustee, signed by an authorized officer of the IKE Zone Trustee to the Trustee, shall be the Events of Default under the Indenture with respect to the Notes:

(1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(2) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

(3) the failure by the Company or any Restricted Subsidiary to comply with Section 4.12, Section 4.13 or Article Five of this Supplemental Indenture;

(4) the Company or any Subsidiary Guarantor fails to comply with any of its other covenants or agreements in, or provisions of, the Notes or this Supplemental Indenture or the Indenture (other than an agreement, covenant or provision that has expressly been included in the Indenture solely for the benefit of one or more series of Securities other than the Notes) which shall not have been remedied within the specified period after written notice, as specified in the last paragraph of Section 6.01 of the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Supplemental Indenture, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $40.0 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such maturity or acceleration;

(6) failure by the Company or any of its Significant Subsidiaries to pay or otherwise discharge or stay final judgments aggregating in excess of $40.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

(7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case,

(B)	consents to the entry of an order for relief against it in an involuntary case,

(C)	consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)	makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A)	is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

(B)

appoints a Bankruptcy Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

(C)	orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary; or

(9) except as permitted by this Supplemental Indenture, any Guarantee of the Notes pursuant to the Indenture ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Guarantee (other than by reason of release of a Subsidiary Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

Section 6.02. Acceleration.

Section 6.02 of the Indenture is replaced by the following with respect to the Notes:

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (7) or (8) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Notes (or, in the case of an Event of Default described in clause (4) of Section 6.01, if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected) by notice to the Company, the Subsidiary Guarantors and the Trustee, may declare the principal of and all accrued and unpaid interest on all then outstanding Notes or all series of Securities, as the case may be, to be due and payable. Upon any such declaration, the amounts due and payable on the Notes shall be due and payable immediately. If an Event of Default specified in clause (7) or (8) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to the Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that have become due solely because of the acceleration and (iii) the Trustee has been paid any amounts due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

ARTICLE SEVEN

Miscellaneous

Section 7.01. Governing Law.

The laws of the State of New York shall govern this Supplemental Indenture, the Notes and the related Guarantees.

Section 7.02. No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Subsidiary Guarantor or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 7.03. Successors and Assigns; Transfer Restrictions.

All covenants and agreements of the Company and each of the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. The Notes issued under this Supplemental Indenture shall not be transferable except as required to effect an assignment thereof to a successor or an assign of the Holder hereof.

Section 7.04. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.05. Severability.

In case any provision in this Indenture or in the Notes or in any Guarantee of a Subsidiary Guarantor shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 7.06. Amendments Without Consent of Holders.

Section 9.01 of the Indenture is supplemented with the addition of the following with respect to the Notes:

(12) to confirm as further assurance any mortgage or pledge of additional property, revenues, securities or funds;

(13) to provide any other modifications which, in the sole judgment of the Trustee, are not prejudicial to the interests of the holder of the Notes; or

(14) to conform the covenants and provisions of the Company contained herein to any different financial statement presentation required by the Financial Accounting Standard Board which is different than the presentation required as of the date of issuance of the Notes, so long as the effect of such conformed covenants and provisions is substantially identical to the effect of the covenants and provisions as in effect on the date of issuance of the Notes.

Section 7.07. Release of Subsidiary Guarantors from Guarantee.

Section 10.04 of the Indenture is replaced with the following in its entirety with respect to the Notes:

(a) Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in this Section 10.04. Provided that no Event of Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article X shall be unconditionally released and discharged

(i) automatically:

(1) upon any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.12;

(2) upon any sale or other disposition of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.12;

(3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Supplemental Indenture;

(4) upon legal defeasance or satisfaction and discharge of the Notes as provided in Article Eight; or

(5) at such time as such Guarantor ceases to guarantee any other Indebtedness of the Company or a Guarantor in excess of $5 million;

or

(ii) following delivery of a written notice of such release or discharge by the Company to the Trustee, upon the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Company other than obligations arising under the Indenture and any Securities issued thereunder, except a discharge or release by or as a result of payment under such guarantees.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Subsidiary Guarantor is not so released it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

Section 7.08. Rights of Trustee.

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Trustee may request that the Company and any Subsidiary Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Supplemental Indenture, which Officers’ Certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.09. Waiver of Jury Trial.

Each of the Company, the Subsidiary Guarantors and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture, the Notes or the transactions contemplated hereby.

Section 7.10. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Supplemental Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WESTLAKE CHEMICAL CORPORATION

By:	/s/ Albert Chao
Name: Albert Chao
Title: President and Chief Executive Officer

[Signature Page to Fifth Supplemental Indenture]

SUBSIDIARY GUARANTORS:

GVGP, Inc.
Geismar Holdings, Inc.
Westlake Chemical Investments, Inc.
Westlake Development Corporation Westlake Ethylene Pipeline Corporation Westlake Longview Corporation
Westlake Management Services, Inc. Westlake NG I Corporation
Westlake NG III Corporation
Westlake NG IV Corporation
Westlake NG V Corporation
Westlake Olefins Corporation Westlake Petrochemicals LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Pipeline Investments LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Polymers LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake PVC Corporation
Westlake Resources Corporation Westlake Styrene LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Supply and Trading Company
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LLC,
By Westlake Chemical Investments, Inc. its Manager

By:	/s/ Albert Chao

Name:	Albert Chao
Title:	President

North American Pipe Corporation
Van Buren Pipe Corporation
Westech Building Products, Inc.

By: /s/ Robert F. Buesinger
Name: Robert F. Buesinger
Title: President

[Signature Page to Fifth Supplemental Indenture]

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:	/s/ Rafael Martinez
Name: Rafael Martinez
Title: Senior Associate

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

[FORM OF NOTE]

THE HOLDER OF THIS NOTE BY ACCEPTANCE HEREOF AGREES TO RESTRICTIONS ON TRANSFER AND TO INDEMNIFICATION PROVISIONS AS SET FORTH BELOW. IN ADDITION, THE NOTE REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SUCH NOTE MAY NOT BE TRANSFERRED WITHOUT COMPLIANCE WITH APPLICABLE SECURITIES LAWS.

THIS NOTE IS NOT TRANSFERABLE EXCEPT, AS FURTHER PROVIDED HEREIN, TO A SUCCESSOR OR ASSIGN OF THE IKE ZONE TRUSTEE UNDER THE IKE ZONE INDENTURE REFERRED TO HEREIN BETWEEN THE ISSUER AND SUCH TRUSTEE.

WESTLAKE CHEMICAL CORPORATION

6.50% Senior Notes due 2035

Original Interest Accrual Date:	December 2, 2010	Redeemable by Company:	Yes ☒ No ☐
Stated Maturity:	November 1, 2035	Redemption Date:	See below
Interest Rate:	6.50%	Redemption Price:	See below
Interest Payment Dates:	May 1 and November 1
Regular Record Dates:	April 15 and October 15

Principal Amount
$65,000,000	No. 001

WESTLAKE CHEMICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor under the Indenture referred to below), for value received, hereby promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking organization, as Trustee under the IKE Zone Indenture (as herein defined) or its registered assigns (the “IKE Zone Trustee”), the principal sum of SIXTY-FIVE MILLION DOLLARS, in whole or in installments on such date or dates (subject to the tenth paragraph hereof) and in such amounts, and to pay to the IKE Zone Trustee premium, if any, in whole or in installments on such date or dates and in such amounts, as the Issuer (as defined herein) has any obligations under the Trust Indenture (as may be amended and supplemented from time to time, the “IKE Zone Indenture”), dated as of November 1, 2010, between the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Issuer”) and the IKE Zone Trustee to repay any principal or to pay premium, if any, in respect of the Revenue Bonds (Westlake Chemical Corporation Projects), Series 2010A-2 (IKE Zone) issued under the IKE Zone Indenture (hereinafter referred to as the “IKE Zone Bonds”), but not later than the Stated Maturity specified above. The obligation of the Company to make any payment of principal or premium, if any, on this Note, whether at maturity or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the IKE Zone Trustee the Payments (as defined below) in respect of the principal or premium, if any, then due and payable on the IKE Zone Bonds.

Interest shall be payable on this Note on the same dates as interest is payable from time to time in respect of the IKE Zone Bonds pursuant to the IKE Zone Indenture (each such date herein called an “Interest Payment Date”), at such rate or rates per annum as shall cause the amount of interest payable on such Interest Payment Date on this Note to equal the amount of interest payable on such Interest Payment Date in respect of the IKE Zone Bonds under the IKE Zone Indenture. Such interest shall be payable until the maturity of this Note, or, if the Company shall default in the payment of the principal due on this Note, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as defined below). The amount of interest payable from time to time in respect of the IKE Zone Bonds under the IKE Zone Indenture, the basis on which such interest is computed and the dates on which such interest is payable are set forth in the IKE Zone Indenture. This Note shall bear interest from the Original Interest Accrual Date listed on the first page of this Note. The obligation of the Company to make any payment of interest on this Note shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that the Company has paid or caused to be paid to the IKE Zone Trustee the Payments in respect of the interest then due and payable on the IKE Zone Bonds.

This Note is issued to the IKE Zone Trustee in order that the IKE Zone Trustee shall have the benefit as a holder (the “Holder”) of this Note of the lien of the Indenture in the event of the non-payment by the Company of the Payments (the “Payments”), as defined in and pursuant to the Loan Agreement (as may be amended and supplemented from time to time, the “Loan Agreement”), dated as of November 1, 2010, between the Issuer and the Company entered into with respect to the IKE Zone Bonds. Any capitalized terms used herein and not defined herein shall have the meanings specified in the Indenture, unless otherwise noted.

THIS NOTE SHALL NOT BE TRANSFERABLE EXCEPT AS REQUIRED TO EFFECT AN ASSIGNMENT HEREOF TO A SUCCESSOR OR AN ASSIGN OF THE IKE ZONE TRUSTEE UNDER THE IKE ZONE INDENTURE.

The IKE Zone Trustee shall surrender this Note to the Trustee (as defined below) in accordance with Section 4.6(d) of the Loan Agreement.

Payments of the principal of, premium, if any, and interest on this Note shall be made at the Corporate Trust Department of The Bank of New York Mellon Trust Company, N.A., as Trustee, located at 601 Travis Street, 16th Floor, Houston, Texas 77002, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of the principal of, premium, if any, and interest on this Note, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, by and among the Company, the Potential Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank, National Association), as trustee, dated as of January 1, 2006, as supplemented by the Fifth Supplemental Indenture, by and among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), dated as of December 2, 2010 (the “Indenture”), to which Indenture reference is hereby made for a description of the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Note is one of the series designated above.

Except as otherwise provided in this Note and the Fifth Supplemental Indenture, the Notes of this series will not be entitled to the benefit of any sinking fund or voluntary redemption provisions.

If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

Except as otherwise provided in this Note and the Fifth Supplemental Indenture, this Note shall not be redeemable at the option of the Company or otherwise pursuant to the requirements of the Indenture, provided however that in the event of a redemption of IKE Zone Bonds under Section 3.4 of the IKE Zone Indenture and as reflected in the IKE Zone Bonds set forth in Exhibit A thereto, the Company will redeem Notes equal in principal amount to the IKE Zone Bonds to be redeemed at a redemption price equal to the redemption price of the IKE Zone Bonds to be redeemed, plus accrued interest to the date fixed for redemption.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then outstanding under the Indenture, considered as one class; PROVIDED, HOWEVER, that if there shall be Securities of more than one series outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all series so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that if the Securities of any series shall have been issued in more than one tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such tranches, then the consent only of the Holders of a majority in aggregate principal amount of the outstanding Securities of all tranches so directly affected, considered as one class, shall be required; and PROVIDED, FURTHER, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in the Indenture and subject to certain limitations therein and herein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., in Houston, Texas or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of authorized denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name this Note shall be registered upon the Security Register for the Notes of this series as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and interest on this Note and for all other purposes, whether or not this Note be overdue, and neither the Company nor the Trustee shall be affected by any notice to the contrary; and all such payments so made to such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon this Note to the extent of the sum or sums paid.

The Trustee may conclusively presume that the obligation of the Company to pay the principal of, premium, if any, and interest on this Note shall have been fully satisfied and discharged unless and until it shall have received a written notice from the IKE Zone Trustee, signed by an authorized officer of the IKE Zone Trustee and attested by the Secretary or an Assistant Secretary of the IKE Zone Trustee, stating that the payment of principal of, premium, if any, or interest on this Note has not been fully paid when due and specifying the amount of funds required to make such payment.

The obligation of the Company to make any payment of the principal of, premium, if any, or interest on this Note, whether at maturity, upon redemption (including any redemption due to the occurrence of a Determination of Taxability, as such term is defined in subsection (c) of Section 3.4 of the IKE Zone Indenture and reflected in the Form of the IKE Zone Bonds set forth in Exhibit A thereof) or otherwise, shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal, premium, if any, or interest on the IKE Zone Bonds which corresponds to such amounts under this Note shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of, premium, if any, or interest on this Note at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company’s obligation to make any payment of the principal of, premium, if any, or interest on this Note exceeds the obligation of the Company at that time to make any Payment.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto, or in any Note or coupon thereby secured, or because of any indebtedness thereby secured, shall be had against any incorporator, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or any predecessor or successor corporation or company, either directly or through the Company or any predecessor or successor corporation or company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture, any indenture supplemental thereto and the obligations thereby secured, are solely corporate obligations of the Company, and that no personal liability whatsoever shall attach to, or be incurred by, such incorporators, members, managers, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation or company, or any of them, because of the creation of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any indenture supplemental thereto or in any of the Notes or coupons thereby secured, or implied therefrom.

The Holder of this Note by acceptance of this Note agrees to restrictions on transfer and to waivers of certain rights of exchange as set forth herein. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. No service charge shall be made for the registration of transfer or exchange of this Note.

This Note shall be governed by and construed in accordance with the law of the State of New York except as provided in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WESTLAKE CHEMICAL CORPORATION

By:
Name:
Title:

Attest:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of Authentication:             , 20

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

By:
Authorized Signatory

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Signature must be guaranteed by participant in a recognized Signature Guarantee Medallion Program (or other signature Subsidiary Guarantor program reasonably acceptable to the Trustee)

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Subsidiary Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the “Guarantee”), (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with, and subject to the limitations of, the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligation of the Subsidiary Guarantors to make any payment under this Guarantee shall be fully or partially, as the case may be, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal, premium, if any, or interest on the IKE Zone Bonds which corresponds to such amounts under this Guarantee shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment on this Guarantee at any time shall be deemed to have been satisfied and discharged to the extent that the amount of the Company’s obligation to make any payment of the principal of, premium, if any, or interest on the Note exceeds the obligation of the Company at that time to make any Payment.

No past, present or future stockholder, officer, director, employee or incorporator, as such, of any of the Subsidiary Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee or incorporator. Each holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

GVGP, Inc.
Geismar Holdings, Inc. Westlake Chemical Investments, Inc.
Westlake Development Corporation
Westlake Ethylene Pipeline Corporation Westlake Longview Corporation
Westlake Management Services, Inc.
Westlake NG I Corporation
Westlake NG III Corporation
Westlake NG IV Corporation
Westlake NG V Corporation
Westlake Olefins Corporation Westlake Petrochemicals LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Pipeline Investments LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Polymers LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake PVC Corporation
Westlake Resources Corporation Westlake Styrene LLC,
By Westlake Chemical Investments, Inc., its Manager
Westlake Supply and Trading Company
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LLC,
By Westlake Chemical Investments, Inc. its Manager

By:

Name:	Albert Chao
Title:	President

North American Pipe Corporation
Van Buren Pipe Corporation
Westech Building Products, Inc.

By:

Name:	Robert F. Buesinger
Title:	President

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